                                                                    EXHIBIT 10.1

                         EXECUTIVE EMPLOYMENT AGREEMENT

         This Executive Employment Agreement (the "Agreement") dated effective as of the 25th day of April, 1995, is between South Texas Drilling & Exploration, Inc., a Texas corporation (the "Company"), and William Stacy Locke (the "Employee").

                                   RECITALS:

         The Company desires to procure the services of the Employee in the business of the Company as its President and Chief Executive Officer as of May 1, 1995 (the "Employment Date").

         The Employee desires to enter into the employment of the Company on the Employment Date.

         NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereto have agreed, and do hereby agree, as follows:

         1. Term of Employment; Duties. The Company will employ the Employee in the business of the Company, and the Employee will work for the Company, for the period beginning as of the Employment Date, and ending two (2) years thereafter, and thereafter from year-to-year, unless and until such employment hereunder shall have been earlier terminated as hereinafter provided. During his employment by the Company, the Employee shall perform such duties as shall from time to time be delegated or assigned to him by the Board of Directors of the Company.

         2. Full Time Employment. During his employment by the Company, the Employee will devote his full time, energy and skill to the services of the Company and the promotion of its interests. Notwithstanding the preceding, Employee may engage in business which does not compete with the business of the Company provided that such business involvement does not materially interfere with the Employee's contractual obligations hereunder.

         3. Compensation. As compensation for his services to the Company under this Agreement, the Company will pay to the Employee during the period of his employment hereunder a base salary in accordance with the following:

               (a) The Company will pay Employee a base salary of $100,000 in year one of the initial two-year employment term (the "Employment Term") with $80,000 payable in cash in equal monthly installments on the last day of each month and $20,000 payable in shares of Company common stock on the last day of the last mouth of year one of the Employment Term (the "First Stock Payment Date"). The Employee shall receive such number of shares of Company common stock as equals 20,000 divided by the Year One Per Share Price (as herein defined). The Year One Per Share Price shall equal the average of the average high and low bid quotations (as reported by the National Association of Securities Dealers ("NASD") Electronic Bulletin Board or, if such quotations are not reported by the NASD Electronic Bulletin Board, as quoted by the Company's principal market maker) of the Company's common stock over the thirty-one days of the month of March preceding the First Stock Payment Date. Notwithstanding the preceding, until such time as the Company receives aggregate gross proceeds of a minimum of $750,000 in connection with one or more equity financings (the "Financing Goal"), Employee's base salary shall be $3,000 per month. At the end of the month within which the Company has reached the Financing Goal, Employee will receive $3,000 plus an amount equal to $3,666.66 times the number of months Employee received the reduced base salary of $3,000. For the remainder of the first year of the Employment Term, Employee will receive a base salary of $6,666.66 per month.

               (b) The Company will pay Employee a base salary of $150,000 in year two of the Employment Term with $95,000 payable in cash in equal monthly installments on the last day of each month and $55,000 payable in shares of Company common stock on the last day of the last month of year two of the Employment Term (the "Second Stock Payment Date"). The Employee shall receive such number of shares of Company common stock as equals 55,000 divided by the Year Two Per Share Price (as herein defined). The Year Two Per Share Price shall equal the average of the average high and low bid quotations (as reported by the National Association of Securities Dealers ("NASD") Electronic Bulletin Board or, if such quotations are not reported by the NASD Electronic Bulletin Board, as quoted by the Company's principal market maker) of the Company's common stock over the thirty-one days of the month of March preceding the Second Stock Payment Date. Notwithstanding the preceding, the $55,000 payable in shares of Company common stock will be reduced to $30,000 if the Company experienced a loss for the two consecutive quarters preceding the Second Stock Payment Date.

               (c) The Company agrees to register the shares of Company common stock issued to Employee (prior to the expiration of six months after the date of issuance) pursuant to Sections 3(a) and 3(b) above (the "Restricted Shares") on Form S-8 (as shares issued pursuant to an employee benefit plan within the meaning of Rule 405 of Regulation C under the Act) under the Securities Act of 1933, as amended (the "Act"). Notwithstanding the preceding sentence, the Company shall not be required to register the Restricted Shares until the Financing Goal is reached. Additionally, to the extent the Restricted Shares are not previously registered under the Act or eligible for sale under paragraph (k) of Rule 144 of the Act, Employee shall have unlimited piggyback registration rights with respect to the Restricted Shares. The number of shares of Company common stock proposed to be included pursuant to the exercise of any piggyback registration right in an underwritten offering will be subject to limitation if the managing underwriter reasonably believes that such exclusion is required. Any such limitation will be pro rata to all other holders exercising piggyback registration rights in proportion to the respective number of shares they have requested to be registered.

               As additional compensation for the Employee, the Company shall provide the following:

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
                    i) Major Medical Health Insurance for the Employee commencing August 1, 1995 (which includes $10,000 term life insurance on the life of the Employee and the Employee shall have the sole and absolute right to name the beneficiary or beneficiaries of such insurance policy); and

                    ii) A $500 per month car allowance which amount shall include operating expenses of the car.

                  In addition, the Company shall have the right to pay to Employee a bonus in such amount as may be determined by the Company's Board of Directors. In the event the Company has or establishes any bonus, incentive or similar program for all employees and/or for executive employees, Employee shall be entitled to participate. As a full time Employee, the Employee shall be entitled to participate in any present or future profit sharing, stock option, pension or retirement plan or other plan of the Company for the benefit of all employees and/or executive employees.

         4. Reimbursement for Expenses. The Company shall reimburse the Employee for all reasonable and necessary traveling expenses and other disbursements incurred by him for or on behalf of the Company in the performance of his duties during his employment under this Agreement. For such purpose the Employee shall submit to the Company periodic reports of such expenses and disbursements, all of which expenses and disbursements shall be subject to approval of the Board of Directors of the Company.

         5. Vacations. The Employee shall be entitled to a reasonable vacation during each year of his employment under this Agreement, at such time as shall be mutually agreed upon.

         6. Termination.

               (a) Except as provided in Section 6(b) below, the Employee may only be terminated for cause, as hereinafter defined, and only after written notice to Employee specifying the nature of the cause which would justify the Company to terminate this Agreement and, where curable, the Employee shall have thirty (30) days after receipt of notice of such alleged termination for cause to cure such reason for termination. For the purposes hereof, cause shall be defined as:

                    i) willful misconduct of Employee in the performance of Employee's duties, functions and responsibilities;

                    ii) failure of Employee to comply in any material respect with any duty, function or responsibility herein undertaken by Employee;

                    iii) conviction of Employee of any felony offense during the term of this Agreement; or

                    iv) voluntary resignation or retirement of Employee from employment.

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

               (b) The Company, in its sole discretion, may terminate Employee with or without cause after May 1, 1996 through the end of the Employment Term (the "Termination Date") upon and subject to the following terms:

                    i) The Company shall pay Employee $75,000 in cash on the Termination Date; and

                    ii) The Company shall issue Employee on the Termination Date a warrant to acquire 120,000 shares of Company common stock at an exercise price of $0.375 per share. Such warrant shall be exercisable for a period of five years commencing on the date of issue. The Employee shall have unlimited piggyback registration rights with respect to the 120,000 shares issuable upon exercise of the warrant to the extent such shares are not eligible for sale under paragraph (k) of Rule 144 under the Act. The number of shares of Company common stock proposed to be included pursuant to the exercise of any piggyback registration right in an underwritten offering will be subject to limitation if the managing underwriter reasonably believes that such exclusion is required. Any such limitation will be pro rata to all other holders exercising piggyback registration rights in proportion to the respective number of shares they have requested to be registered.

         7. Confidential Information.

               (a) The Employee acknowledges that in his employment hereunder he occupies a position of trust and confidence and agrees that he will treat as confidential and will not, without prior written authorization from the Company, directly or indirectly, disclose or make known to any person, firm, association or corporation or use for his own benefit or gain, the methods, process or manner of accomplishing the business undertaken by the Company, or any information, plans, formulas, products, trade secrets, marketing or merchandising strategies, or confidential material or information and instructions, technical or otherwise, issued or published for the sole use of the Company, or information which is disclosed to the Employee or in any way acquired by him during the term of this Agreement, or any information concerning the present or future business, processes, or methods of operation of the Company, or concerning improvements, inventions or know-how relating to the same or any part thereof, it being the intent of the Company, with which intent the Employee hereby agrees, to restrict him from disseminating or using for his own benefit any information belonging directly or indirectly to the Company which is unpublished and not readily available to the general public.

               (b) The Employee agrees to deliver or return to the Company, upon termination or expiration of this Agreement or as soon thereafter as possible, all data, drawings, prints and written information furnished by the Company or prepared by the Employee during the term of this Agreement in connection with his services hereunder. The Employee will retain no copies thereof after termination of this Agreement.


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         8. Working Facilities. The Company shall furnish Employee with an office, supplies, equipment, and such other facilities and services as are suitable for performance of Employee's duties in San Antonio, Texas.

         9. Successors and Assigns. This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, provided, however, that the provisions hereof shall inure to the benefit of, and be binding upon, each successor of the Company or such other affiliate, whether by merger, consolidation, transfer of all or substantially all assets or otherwise.

         10. Notices. Any notice required or permitted to be given to the Employee pursuant to this Agreement shall be sufficiently given if sent to the Employee by registered or certified mail addressed to the Employee addressed to him at 9310 Broadway, Building 1, San Antonio, Texas 78217, or at such other address as he shall designate by notice to the Company, and any notice required or permitted to be given to the Company pursuant to this Agreement shall be sufficiently given if sent to the Company by registered or certified mail addressed to it at 9310 Broadway, Building 1, San Antonio, Texas 78217, or at such other address as it shall designate by notice to the Employee.

         11. Directorship. Contemporaneously herewith, Employee will be appointed to serve on the Company's Board of Directors until the next annual meeting of stockholders. So long as Employee serves as President and/or Chief Executive Officer of the Company, the Company will take all reasonable steps to cause Employee and, at Employee's option (but only after the Financing Goal is reached), an individual selected by Employee to be included in the Company's authorized slate of nominees for the Board of Directors at all annual or special meetings of stockholders to vote for the election of directors.

         12. Indemnity. The Company and the Employee have entered into a separate Indemnification Agreement contemporaneously herewith providing for the indemnification of the Employee by the Company in connection with the Employee's service as an officer and director of the Company.

         13. Stock Options.

               (a) On the Employment Date, the Company will enter into an incentive stock option agreement with Employee providing for the grant of incentive options effective on the Employment Date, under the Company's stock option plan (which plan, to be adopted or before the Employment Date by the Company's Board of Directors, and subject to subsequent shareholder approval, will, upon receipt of such shareholder approval, satisfy all conditions of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), to acquire 1,200,000 shares of Company common stock at an exercise price equal to the fair market value of the Company's common stock on the Employment Date (anticipated to be $0.375 per share, the fair market value on the date hereof). Such options shall become exercisable, in whole or in part, in five equal cumulative annual installments commencing on April 30, 1996. Once exercisable, such options shall remain exercisable until expiration. In the event of termination of employment, all options

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
         exercisable on the date of termination shall remain exercisable for a period of three months following termination. The options shall expire ten years from the date of grant. The Company agrees to promptly register on Form S-8 under the Act, all shares issuable pursuant to the options granted to Employee under this Section 13(a), but not prior to achieving the Financing Goal. On each May 1 (provided Employee is then employed by the Company), the exercise date for the 240,000 shares included in the next annual installment, to become exercisable on the next May 1, shall be accelerated to the extent necessary for Employee to maintain, on a fully diluted basis, a 10% interest in the Company's common stock. No acceleration will be effected until Employee has obtained a 10% interest in the Company's common stock, on a fully diluted basis, the determination of which, as well as any determination regarding the maintenance of Employee's 10% interest in the Company's common stock, shall be made as if all of Employee's outstanding options, to the extent exercisable, had been exercised. For purposes of the preceding sentence, if Employee has not obtained a 10% interest in the Company's common stock prior to the expiration of three years from the Employment Date then Employee will be deemed to have obtained such 10% interest in the Company's common stock at the expiration of three years from the Employment Date.

               (b) If after all 1,200,000 shares covered by the incentive stock option agreement referred to in Section 13(a) have become exercisable, Employee does not beneficially own (including shares issuable pursuant to then exercisable options) 10% or more of the Company's then outstanding common stock, on a fully diluted basis, then, so long as Employee remains employed by the Company, an additional incentive stock option agreement shall be entered into between the Company and Employee. Under such agreement, Employee, on each May 1 while Employee remains an employee of the Company, shall receive an automatic grant of additional incentive options to acquire up to 240,000 shares of the Company's common stock to the extent necessary for Employee to obtain or maintain, on a fully diluted basis, beneficial ownership (including shares issuable pursuant to then exercisable options) of 10% of the Company's common stock. The exercise price of all options granted under this Section 13(b) shall be equal to the fair market value on the date of automatic grant. The options shall be exercisable, in whole or in part, commencing on the date of automatic grant and shall expire ten years after the date of automatic grant. In the event of termination of employment, all options exercisable on the date of termination shall remain exercisable for a period of three months following termination. The Company agrees to promptly register on Form S-8 under the Act all shares issuable pursuant to the options granted to Employee under this Section 13(b). In the event incentive stock options cannot be granted under applicable law, Employee shall receive nonqualified options under the stock option plan referred to in
         Section 13(a). To the extent that it shall become apparent that there will be insufficient shares available under the stock option plan to cover the Employee's options anticipated to be granted under this
         Section 13(b), the Company shall adopt an amendment to the stock option plan providing for an increase in shares issuable thereunder and submit such amendment to its shareholders for approval at the next annual or special shareholders' meeting.

                  In the event the Company shall receive gross cash proceeds of $10 million or more in connection with an underwritten public offering of common stock (the "Public Offering"), then no automatic grant shall be effected on the May 1 following the closing of the Public Offering or at any time thereafter.

               (c) The purchase price of the shares of common stock issuable upon exercise of the options referred to in Sections 13(a) and 13(b) is payable in cash, an equivalent fair market value of common stock, by cashless exercise procedures, or a combination of the foregoing. The purchase price and the number of shares issuable upon exercise of such options are subject to adjustments in the event that certain changes in capitalization should occur.

               (d) Upon the occurrence of a change of control, all outstanding options held by Employee, to the extent not exercisable, shall immediately become exercisable. A change in control shall mean the acquisition through any number of transactions by any individual or entity (any of which is herein referred to as a "Person"), or any two or more Persons acting as a partnership, syndicate, or other group for the purpose of acquiring or holding securities of the Company, and any such Person(s) controlling, controlled by, or under common control with any such person(s), of the beneficial ownership, as determined in accordance with Rule 13d-3 under the Exchange Act, directly or indirectly, in the aggregate at any point in time of 50% or of either (i) the then outstanding Company common stock, or (ii) the combined voting power of the then outstanding Company voting securities entitled to vote generally in the election of directors.

         14. Invalid Provisions. The invalidity or unenforceability of a particular provision of this Agreement shall not affect the enforceability of any other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

         15. Amendments to the Agreement. This Agreement may only be amended in writing by an agreement executed by both parties hereto.

         16. Entire Agreement. This Agreement contains the entire agreement of the parties hereto and supersedes any and all prior agreements, oral or written, and negotiations between said parties regarding the subject matter herein contained.

         17. Excess Parachute Payments. In the event that payment of the amounts this Agreement requires the Company to pay Employee would cause Employee to be the recipient of an excess parachute payment (within the meaning of Section 280G(b) of the Internal Revenue Code of 1986, as amended), the amount of the payments to be made to Employee pursuant to this Agreement shall be reduced to an amount equal to one dollar less than the amount that would cause the payments hereunder to be excess parachute payments. The manner in which such reduction occurs, including the items of payment and amounts thereof, shall be in the sole discretion of Employee.

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



         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                       South Texas Drilling & Exploration, Inc.


                                       By:  /s/ Robert R. Marmor
                                            ------------------------------------
                                                ROBERT R. MARMOR,
                                                Chairman of the Board


Attest:


----------------------------



                                       Employee:


                                       /s/ William Stacy Locke
                                       -----------------------------------------
                                       William Stacy Locke




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
                                                                    EXHIBIT 10.2

                          FIRST AMENDMENT TO EXECUTIVE
                              EMPLOYMENT AGREEMENT


         This First Amendment to Executive Employment Agreement (the "Amendment"), dated effective as of the 16th day of November, 1998, is between South Texas Drilling & Exploration, Inc., a Texas corporation (the "Company"), and William Stacy Locke (the "Employee").

                                    RECITALS:

         The Employee is currently employed by the Company pursuant to an Executive Employment Agreement (the "Employment Agreement") dated effective as of the 25 day of April 1995.

         The Company and the Employee desire to modify and amend certain terms and provisions of the Employment Agreement and to approve, ratify and confirm the Employment Agreement, as modified and amended by this Amendment.

         NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereto have agreed, and do hereby agree as follows:

A. Section 1 of the Employment Agreement is hereby modified and amended as necessary to provide that:

         1. The Company employs, as of the date of this Amendment, and will employ Employee in the business of the Company as its President and Chief Operating Officer, and the Employee works, as of the date of this Amendment, and will continue to work for the Company as its President and Chief Operating Officer, for the period beginning as of November 16, 1998 and ending April 30, 2001, and thereafter from year to year (renewing automatically upon expiration of the employment term ending April 30, 2001 and upon expiration of each one year employment term thereafter), unless and until such employment shall have been earlier terminated as provided in the Employment Agreement, as amended by this Amendment; and

         2. During his employment by the Company, the Employee shall perform such duties as shall from time to time be delegated or assigned to him by the Chief Executive Officer or Board of Directors of the Company.

B. Section 3 of the Employment Agreement, as it pertains to annual base salary, is hereby modified and amended as necessary to provide that:

         1. The Company, as of the date of this Amendment, pays and will continue to pay Employee an annual base salary of $95,000 for the year commencing May 1, 1998 and ending April 30, 1999;

         2. The Company will pay Employee a minimum annual base salary of $95,000 in each of years one and two of the two year period commencing May 1, 1999 and ending April 30, 2001;


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
         3. Employee's annual base salary shall be payable in cash in accordance with the Company's customary payroll practices; and

         4. After April 30, 2001, Employee's annual base salary shall be as determined by the Board of Directors of the Company but shall in no event be less than $95,000.

C. Section 6 of the Employment Agreement is hereby modified and amended to amend Sections 6(a)(i), 6(a)(ii), 6(a)(iii) and 6(a)(iv) to read as follows:

          (i) repeated material willful misconduct of Employee in the performance of Employee's duties and responsibilities to the Company;

          (ii)  embezzlement or theft of Company property or funds;

          (iii) conviction of Employee of any felony offense during the term of this Agreement; or

          (iv) conviction of any act or omission constituting fraud under the laws of the State of Texas.

D. Section 6 of the Employment Agreement is hereby modified and amended to delete Section 6(b) in its entirety and to add a new Section 6(b) to read as follows:

                  (b) Upon termination of this Agreement for any reason, the Company shall pay to Employee any and all unpaid annual base salary and accrued benefits due Employee through the date of termination.

                  Upon termination of the Employee without cause, as hereinafter defined, and only after providing thirty days prior written notice to Employee that the Company is terminating this Agreement without cause, or upon termination of this Agreement by Employee with reason, as hereinafter defined, the Company shall pay to Employee, as severance pay, the greater of (i) $75,000 or (ii) the annual base salary for the entire remaining term of the two year period ending April 30, 2001, in cash payable in one lump sum within five days of termination of Employee's employment relationship with the Company. Such severance pay shall be in addition to the payment of any and all unpaid annual base salary and accrued benefits due Employee through the date of termination.

                  Termination without cause shall mean any termination of this Agreement by the Company which is not with cause, as defined in Section 6(a) above.

                  Termination with reason shall mean any termination of this Agreement by the Employee by way of Employee's resignation due to (i) the Company's failure in any material respect to perform any term or provision of this Agreement, (ii) any material changes in the duties and responsibilities of Employee without the written consent of Employee,

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
         (iii) the hiring or promotion by the Company after November 16, 1998 of another executive employee (excluding Michael E. Little) to a position of equal or greater responsibility for the management of the Company without the written consent of Employee, (iv) the Company's directing Employee to work at a location other than San Antonio, Texas; or (v) after a change of control (as defined in Section 13(d) hereof), any material change which, in the sole but reasonable discretion of Employee, impacts detrimentally upon Employee's position within the Company.

                  Employee shall be entitled to terminate this Agreement, either with reason (as defined above) or without reason, by providing the Company with a written notice of resignation at least thirty days prior to his intended resignation date.

                  This Agreement shall terminate immediately upon the death of Employee. In such event, in addition to the payment of any and all unpaid annual base salary and accrued benefits due Employee through the date of termination, the Company shall also pay the Employee's estate the annual base salary that Employee would have earned for a period of ninety days following the date of death and a pro rata amount of any discretionary bonus and any other amounts attributable to any bonus, incentive or similar program (such discretionary bonus and programs referred to in Section 3 hereof) paid to Employee for the prior contract year, in the time and manner Employee would have been paid such compensation. In addition, Employee's designated beneficiaries shall be entitled to receive any life insurance benefits provided to Employee in accordance with the applicable plan documents and/or insurance policies governing such benefits.

E. Section 11 of the Employment Agreement is hereby modified and amended to provide that should Employee resign as a director of the Company at any time during his employment under the Employment Agreement, as amended by this Amendment, he shall, upon written notice to the Company requesting reappointment to the Board of Directors of the Company, be reappointed to serve on the Company's Board of Directors until the next annual meeting of stockholders, and following such reappointment the Company will take all reasonable steps to cause Employee to be included in the Company's authorized slate of nominees for the Board of Directors at all annual or special meetings of stockholders to vote for the election of directors.

F. Section 13 of the Employment Agreement is hereby modified and amended to reflect a reduction in the number of shares of Company common stock subject to the incentive stock option granted to Employee as of May 1, 1995 (the "Incentive Option"), which Incentive Option is referenced in Section 13(a) of the Employment Agreement, from 1,200,000 shares to 960,000 shares. The reduction in option shares shall effect a cancellation of 100,000 shares becoming exercisable on April 30, 1999 and 140,000 shares becoming exercisable on April 30, 2000.

         Section 13(a) of the Employment Agreement is hereby modified and amended to provide that the Company shall register on Form S-8 under the Securities Act of 1933, as amended, all



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
shares issuable pursuant to the Incentive Option, referenced in Section 13(a) of the Employment Agreement, prior to June 30, 1999.

         Section 13(a) of the Employment Agreement is hereby modified and amended to delete the last three sentences of Section 13(a), which sentences relate to the Employee's maintenance of a specified interest in the Company's common stock.

         Section 13(b) of the Employment Agreement is hereby modified and amended to delete Section 13(b) in its entirety.

G. Except as modified and amended by this Amendment, the Employment Agreement shall remain in full force and effect as written. References to the "Agreement" in the Employment Agreement shall mean the Employment Agreement as amended by this Amendment.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                        South Texas Drilling & Exploration, Inc.



                                        By:      /s/ Michael E. Little
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------




                                                  /s/ Wm. Stacy Locke
                                        ----------------------------------------
                                        William Stacy Locke





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